UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27569	66-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2023, AppTech Payments Corp. (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with StockBlock Securities LLC (the “Agent”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through or to the Agent, up to $18 million of shares (the “Shares”) of its common stock (the “Offering”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3, as amended (File No. 333-265526) filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2022, and declared effective on July 15, 2023, and the 424(b) prospectus supplement and accompanying prospectus relating to the Offering dated August 21, 2023.

In accordance with the terms of the Sales Agreement, the Company may offer and sell the Shares at any time and from time to time through or to the Agent, as sales agent. Sales of Shares pursuant to the Sales Agreement, if any, will be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for the Company’s common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

The Company has no obligation to sell any of the Shares, and the Agent is not obligated to buy or sell, and may at any time suspend offers under the Sales Agreement. The Offering will terminate upon the earlier of (a) the sale of all of the Shares, or (b) the termination by written notice from the Company or by written notice from the Agent to the Company.

Under the terms of the Sales Agreement, the Agent will be entitled to a commission at a fixed rate of 2.5% of the gross sales price of Shares sold through the Agent under the Sales Agreement. The Company will also reimburse the Agent for certain expenses incurred in connection with the Sales Agreement, and agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company intends to use any net proceeds from the Offering for corporate and working capital purposes.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the opinion of Nelson Mullins Riley & Scarborough LLP, counsel to the Company, relating to the validity of the Shares to be issued in the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated as of August 21, 2023, by and between AppTech Payments Corp. and StockBlock Securities LLC.
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: August 21, 2023	By:	/s/ Luke D’Angelo
Luke D’Angelo
Chief Executive Officer

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